SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 13, 1996


                       NATIONAL TRANSACTION NETWORK, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                     0-10966                  75-1535237
(State or Other Jurisdiction of     (Commission            (I.R.S. Employer
Incorporation or Organization)      File Number)          Identification No.)

    9 Kane Industrial Drive
     Hudson, Massachusetts                                      01749
(Address of Principal Executive Offices)                      (Zip Code)



       Registrant's telephone number, including area code: (508) 562-6500


 Total number of sequentially numbered pages in this filing, including exhibits thereto: 6












ITEM 1.        CHANGE IN CONTROL OF REGISTRANT

         (a) On September 13, 1996, International Verifacts Inc. ("IVI") acquired beneficial ownership of approximately 84% of the outstanding common stock, $.15 par value per share (the "Common Stock"), of the Registrant. IVI acquired such beneficial ownership by purchasing all of the outstanding shares of Common Stock held by BCE Investments (Canada) Inc. and Nelson Doubleday. The aggregate amount of consideration paid by IVI for such shares was approximately $1,250,000. The source of such consideration was IVI's issue from treasury of such number of previously unissued IVI common shares having an aggregated market value of approximately $1,250,000.

      In connection with the sale of Registrant's Common Stock, Nelson Doubleday and BCE Investments (Canada) Inc. agreed to cause such of Registrant's directors to resign as IVI specified. On September 13, 1996 (i) the following directors resigned: Jeffrey Finestone; Robert Forbes; Christopher Illick; Brian Kouri; Paul Siegenthaler; and Charles Thompson and (ii) IVI executed a Written Consent of Holder of Common Stock pursuant to Delaware law electing George Whitton, L. Barry Thomson and Ken Kubler as directors to serve until the next annual meeting of stockholders.

         (b) The Registrant is not aware of any arrangements, including any pledge by any person of securities of the Registrant or of IVI, the operation of which may at a subsequent date result in a change in control of the Registrant.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Not Applicable.

         (b)  Not Applicable.

         (c)  Exhibits

         See the Exhibit Index located at sequential page 3 of this Report.










                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ____________________________________
                                    National Transaction Network, Inc.
                                    (Registrant)


Date: September 27, 1996            ____________________________________
                                    Milton A. Alpern, Vice President of Finance and Administration (Principal Financial and
                                    Accounting Officer)










                                  Exhibit Index


Exhibit No.                               Description
- -----------                               -----------

99.1                                      Press Release dated September 17, 1996